UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2006

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2006, the Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of UTStarcom, Inc., a Delaware corporation (the “Company”), recommended to the Board, and the Board approved, the 2006 annual equity and cash compensation for the Company’s non-employee directors, after a review of market trends and the changing level of responsibilities of the Company’s non-employee directors.  The changes in cash compensation, effective as of April 27, 2006, are as follows:

Cash and Incidental Compensation by Category

Annual Compensation	Effective April 27, 2006	Prior to Change
Director Retainer	$50,000	$40,000
Lead Director Fee	$22,500	$20,000
Audit Committee Chair Fee	$12,500	$10,000
Compensation Committee Chair Fee	$7,500	$5,000
Nominating and Governance Committee Chair Fee	$7,500	$5,000
Audit Committee Member Fee	$5,000	$3,500
Compensation Committee Member Fee	$4,500	$3,000
Nominating and Governan1ce Committee Member Fee	$3,500	$2,000
Credit towards Company Products	$1,000	None

Annual Cash Compensation by Director

Name	Annual Cash Compensation*
Larry Horner
Director Retainer	$50,000
Lead Director Fee	$22,500
Audit Committee Chair Fee	$12,500
Compensation Committee Member Fee	$4,500
Nominating and Governance Committee Member Fee	$3,500
One-time cash award for services in 2005	$20,000
Thomas Toy
Director Retainer	$50,000
Compensation Committee Chair Fee	$7,500
Audit Committee Member Fee	$5,000
Nominating and Governance Committee Member Fee	$3,500
One-time cash award for services in 2005	$15,000
Jeff Clarke
Director Retainer	$50,000
Nominating and Governance Committee Chair Fee	$7,500
Audit Committee Member Fee	$5,000
One-time cash award for services in 2005	$15,000
Allen Lenzmeier
Director Retainer	$50,000
Audit Committee Member Fee	$5,000
Compensation Committee Member Fee	$4,500
One-time cash award for services in 2005	$15,000

* Effective April 27, 2006

In addition to cash compensation, on April 27, 2006, the Board granted stock options and preapproved the grant of restricted stock purchase rights (collectively, the “Securities”) to the non-employee directors as follows:

Name	Number of Shares Underlying Option Grants	Number of Shares of Restricted Stock *
Larry Horner	20,675	11,376
Thomas Toy	19,905	10,952
Jeff Clarke	20,320	11,180
Allen Lenzmeier	20,675	11,376

*The grant of restricted stock purchase rights was preapproved by the Board to be effective on the second trading day following the date the Company files its Annual Report on Form 10-K for the year ended December 31, 2005 and any other periodic reports then required to be filed with the Securities and Exchange Commission, contingent upon each optionee’s continued service on the Board as of such date.

The Securities will be issued to each non-employee director under the Company’s 1997 Stock Plan (the “Plan”) pursuant to the (i) form of stock option agreement approved for use under the Plan with respect to stock option grants to the Company’s directors and executive officers and (ii) form of restricted stock purchase agreement approved for use under the Plan, each as previously filed with the Securities and Exchange Commission.  Each option has an exercise price of $7.67 per share, which equals 110% of the closing price of the Company’s common stock on the Nasdaq Stock Market on April 27, 2006.  The restricted stock purchase rights, when granted, will entitle the non-employee directors to purchase the Company’s common stock at par value.  The options will vest in equal monthly installments over a 12-month period beginning on April 27, 2006.  The restricted stock purchase rights will vest in equal quarterly installments over a 12-month period beginning on April 27, 2006.

Concurrently with the effectiveness of the 2006 annual equity and cash compensation for the non-employee directors, the Board suspended until further action all future grants of stock options to the non-employee directors of the Company under the Company’s 2001 Director Option Plan (the “Director Option Plan,” as filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).  The Board is authorized to take such action under the Director Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: May 3, 2006
	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer